Exhibit 25
                                                Conformed Copy

                SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                          _______________

                             FORM T-1
             STATEMENT OF ELIGIBILITY UNDER THE TRUST
              INDENTURE ACT OF 1939 OF A CORPORATION
                   DESIGNATED TO ACT AS TRUSTEE
                          _______________

               CHECK IF AN APPLICATION TO DETERMINE
               ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305(b)(2)
                          _______________

                        Marine Midland Bank
        (Exact name of trustee as specified in its charter)

                            16-1057879
                         (I.R.S. Employer
                        Identification No.)

              140 Broadway, New York, N.Y.      10005-1180
              (212) 658-1000                    (Zip Code)
              (Address of principal executive offices)

                         NYNEX Corporation
        (Exact name of obligor as specified in its charter)

              Delaware                               13-3180909
              (State or other jurisdiction           (I.R.S.Employer
              of incorporation or organization)      Identification No.)

              1113 Westchester Avenue
              White Plains, New York                          10604
              (914) 644-6400
              (Address of principal executive offices)  (Zip Code)

                          Debt Securities
                  (Title of Indenture Securities)

                              General
Item 1. General Information.

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  List of Exhibits.


Exhibit

    T1A(i)                  -    Copy of the Organization Certificate of
                                 Marine Midland Bank.

   T1A(ii)                  -    Certificate of the State of New York Banking
                                 Department dated December 31, 1993 as to the authority of Marine Midland Bank to commence business.

  T1A(iii)                   -   Not applicable.

  T1A(iv)                    -   Copy of the existing By-Laws of Marine
                                 Midland Bank as adopted on January 20, 1994.

   T1A(v)                    -   Not applicable.

  T1A(vi)                    -   Consent of Marine Midland Bank required by
                                 Section 321(b) of the Trust Indenture Act of 1939.

 T1A(vii)                    -   Copy of the latest report of condition of the
                                 trustee (December 31, 1993), published
                                 pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                    -   Not applicable.

T1A(ix)                      -   Not applicable.

                             SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of May, 1994.



                                      MARINE MIDLAND BANK

                              By:    /s/   Metin   Caner
                                           Metin Caner
                                           Assistant Vice President

                                                     EXHIBIT T1A(i)

                     ORGANIZATION CERTIFICATE

                                of

                      "MARINE MIDLAND BANK"

         We, the undersigned, all being of full age, all but one of us being citizens of the United States and all of us being residents of the State of New York, having associated ourselves together for the purpose of forming a trust company under and pursuant to the Banking Law of the State of New York, do hereby certify:

         First. That the name by which the corporation is to be known is Marine Midland Bank.

         Second. That the place where its principal office is to be located is Buffalo, New York.

         Third. That the amount of its capital stock is to be One Hundred Eighty-five Million and no/100 Dollars ($185,000,000.00) and the number of shares into which such capital stock is to be divided is 1,850,000 with a par value of $100.00 each.

         Fourth. The shares are not to be classified as preferred and common.

         If the shares are to be so classified,

              (a) The number and par value of shares to be included in each class are as follows: not applicable.

              (b) All the designations, preferences, privileges and voting powers of the shares of each class, and the restrictions or qualifications thereof are as follows: not applicable.

              (c) The number of shares of common stock which are to be reserved for issuance in exchange for preferred shares or otherwise to replace any capital stock represented by preferred shares is none.

         Fifth. The name, place of residence and citizenship of each incorporator, and the number of shares subscribed for by each are:

                                                         No. of
         Full Name           Residence   *Citizenship    Shares

James H. Cleave               New York     Canada          0
John M. Endries               New York     New York        0
Bernard J. Kennedy            New York     New York        0
Northrup R. Knox              New York     New York        0
Henry J. Nowak                New York     New York        0
         Sixth. The term of existence of the corporation is to be perpetual.

- ----------------
*  If a citizen of New York or a contiguous state, insert name of such state.

         Seventh. The number of directors is to be not less than seven or more than thirty.

         Eighth. The names of the incorporators who shall be the directors until the first annual meeting of stockholders are:
James H. Cleave, John M. Endries, Bernard J. Kennedy, Northrup R.
Knox and Henry J. Nowak.

         Ninth. The corporation is to exercise the powers conferred by Section 100 of the Banking Law.

         IN WITNESS WHEREOF, We have made, signed and acknowledged this certificate in duplicate, this 16th day of September, 1993.

/s/ James H. Cleave

/s/ John M. Endries

/s/ Bernard J. Kennedy

/s/ Northrup R. Knox

/s/ Henry J. Nowak


STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF ERIE          )


         On this 16th day of September, 1993, personally appeared before me James H. Cleave, John M. Endries, Bernard J. Kennedy,
Northrup R. Knox and Henry J. Nowak, to me known to be the persons described in and who executed the foregoing certificate and severally acknowledged that they executed the same.

                                       /s/  Helen Kujawa
                                                    Notary Public

(Attach County Clerk's certificate
authenticating signature of Notary           [NOTARIAL SEAL]
Public who takes acknowledgement)

         Ninth. The corporation is to exercise the powers conferred by Section 100 of the Banking Law.

         IN WITNESS WHEREOF, We have made, signed and acknowledged this certificate in duplicate, this 16th day of September, 1993.

/s/ James H. Cleave

/s/ John M. Endries

/s/ Bernard J. Kennedy

/s/ Northrup R. Knox

/s/ Henry J. Nowak


STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF ERIE          )


         I, David J. Swarts, Clerk of the County of Erie, and also Clerk of the Supreme and County Courts for said County, the same being Courts of Record, do hereby certify that HELEN KUJAWA, whose name is subscribed to the deposition certificate of acknowledgement of proof of the annexed instrument, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York, duly commissioned and sworn and qualified to act as such throughout the State of New York; that pursuant to law a commission, or a certificate of his appointment and qualifications and his autograph signature, have been filed in my office; that as such Notary Public he was duly authorized by the laws of the State of New York to administer oaths and affirmations to receive and certify that acknowledgement of proof of deeds, mortgages, powers of attorney and other written instruments for lands, tentaments and heriditaments to be read in evidence or recorded in this State, to protect notes and to take and certify affidavits and depositions; and that I am well acquainted with the handwriting of such Notary Public, or have compared the signature on the annexed instrument and with his autograph signature deposited in my office, and believe that the signature is genuine.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said County and Courts at Buffalo, this 17th day of September, 1993.


       [SEAL]

    N.P. No. 7502                     /s/  David S. Swarts
                                                 Clerk

                     ORGANIZATION CERTIFICATE
                                of

                      "MARINE MIDLAND BANK"



         Received this _____ day of ______________, 19____.
         _______________________________________________________
                                         Superintendent of Banks



         Filed for examination this _____ day of ______________, 19____.

         ____________________________________________________________
                                         Superintendent of Banks



         ________________________ by the Banking Board at a meeting held on the _____ day of ______________, 19____.

         _____________________________________________________________
                                     Secretary of the Banking Board

         _____________________________________________________ this
         _____ day of ______________, 19____.



                                         Superintendent of Banks


         Filed in the office of _______________________________
         this _____ day of ______________, 19____.


         Recorded in the office of ____________________________
         this _____ day of ______________, 19____.

                                                    EXHIBIT T1A(ii)


                        STATE OF NEW YORK

                        BANKING DEPARTMENT


KNOW ALL MEN BY THESE PRESENTS,

         WHEREAS, the organization certificate of MARINE MIDLAND BANK of Buffalo, New York has heretofore been duly approved and said MARINE MIDLAND BANK has complied with the provisions of Chapter 2 of the Consolidated Laws, in respect of the conversion of MARINE MIDLAND BANK, N.A. into a State trust company under the name MARINE MIDLAND BANK,

         NOW THEREFORE, I, DERICK D. CEPHAS, as Superintendent of Banks of the State of New York, do hereby authorize the said MARINE MIDLAND BANK to transact the business of a Trust Company at One Marine Midland Center, Buffalo, Erie County, within this State.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal of the Banking Department, this 31st day of December in the year one thousand nine hundred and ninety-three.


    [SEAL]
                                     /s/  Derrick D. Cephas
                                             Superintendent

                                         (Adopted January 20, 1994)

                                                   EXHIBIT T1A (iv)


                              BY-LAWS

                                of

                        MARINE MIDLAND BANK


                             ARTICLE I

                      STOCKHOLDERS' MEETINGS

         Section 1.1 Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in April each year at the office of the Bank, One Marine Midland Center, City of Buffalo, State of New York.

         Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of the stockholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, the President, the Chief Executive Officer or the Secretary at such place and time and on such day as may be designated in the notice of meeting. Business transacted at all special meetings of stockholders shall be confined to the purposes stated in the notice of meeting.

         Section 1.3 Quorum. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders, unless otherwise provided by law.

         Section 1.4  Voting.

         a. At any meeting of the stockholders each stockholder may vote in person or by proxy duly authorized in writing. Each stockholder shall at every meeting of stockholders be entitled to one vote for each share of stock held by such stockholder. A majority of the votes cast shall decide every question or matter submitted to the stockholders at any meeting, unless otherwise provided by law or by the Organization Certificate.

         b. Any action required to be taken at an annual or special meeting of stockholders may be taken without a meeting by written consent setting forth the action and signed by the holders of all of outstanding shares entitled to vote thereon.

         Section 1.5 Notice of Meeting. Written notice of each meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered personally or shall be mailed postage prepaid to each stockholder entitled to vote at such meeting, directed to the stockholder at his or her address as it appears on the records of the Bank, not less than ten or more than 50 days before the date of the meeting.

                                 ARTICLE II

                                 DIRECTORS

         Section 2.1  Board of Directors.  The Board of Directors
(the "Board") shall have power to manage and administer the business and affairs of the Bank and, except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the Board unless such powers are required by statute, the Organization Certificate or these By-Laws to be exercised by the stockholders.

         Section 2.2 Number and Term. The Board shall consist of not less than seven or more than thirty directors, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the entire Board or by resolution of the stockholders at any meeting of stockholders. Unless sooner removed or disqualified, each director shall hold office until the next annual meeting of the stockholders and until the director's successor has been elected and qualified.

         Section 2.3 Organization Meeting. At its first meeting after each annual meeting of stockholders, the Board shall choose a Chairman of the Board, a President and a Chief Executive Officer from its own members and otherwise organize the new Board and appoint officers of the Bank for the succeeding year.

         Section 2.4 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board and of stockholders and perform such duties as shall be assigned from time to time by the Board. In the absence of the Chairman of the Executive Committee, the Chairman of the Board shall act as Chairman of the Executive Committee. Except as may be otherwise provided by the By-Laws or the Board, the Chairman of the Board shall be a member ex officio of all committees authorized by these By-Laws or the Board. The Chairman of the Board shall be kept informed by the executive officers about the affairs of the Bank.

         Section 2.5 Regular Meetings. The regular meetings of the Board shall be held each month at the time and location designated by the Board. No notice of a regular meeting shall be required if the meeting is held according to a schedule of regular meetings approved by the Board.

         Section 2.6 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Secretary or at the written request of any three or more directors. Each member of the Board shall be given notice stating the time and place of each such special meeting by telegram, telephone or similar electronic means or in person at least one day prior to such meeting, or by mail at least three days prior.

         Section 2.7 Quorum. One third of the entire Board shall constitute a quorum at any meeting, except when otherwise provided by law. If a quorum is not present at any meeting, a majority of the directors present may adjourn the meeting, and the meeting may be held, as adjourned, without further notice provided that a quorum is then present. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, unless otherwise specifically provided by statute, the Organization Certificate or these By-Laws.

         Section 2.8 Vacancies. When any vacancy occurs among the directors, the remaining members of the Board may appoint a director to fill each such vacancy at any regular meeting of the Board or at a special meeting called for that purpose. Any director so appointed shall hold office until the next annual meeting of the stockholders and until the director's successor has been elected and qualified, unless sooner displaced.

         Section 2.9 Removal of Directors. Any director may be removed either with or without cause, at any time, by a vote of the holders of a majority of the shares of the Bank at any meeting of stockholders called for that purpose. A director may be removed for cause by vote of a majority of the entire Board.

         Section 2.10 Compensation of Directors. The Board shall fix the amounts to be paid directors for their services as directors and for their attendance at the meetings of the Board or of committees or otherwise. No director who receives a salary from the Bank shall receive any fee for attending meetings of the Board or of any of its committees.

         Section 2.11 Action by the Board. Except as otherwise provided by law, corporate action to be taken by the Board shall mean such action at a meeting of the Board or the Executive Committee of the Board. Any one or more members of the Board or any committee may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 2.12 Waiver of Notice. Notice of a meeting need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting the lack of such notice prior to or at the commencement of the meeting.

         Section 2.13 Advisory and Regional Boards. The Board, the Chairman of the Board, the President, the Chief Executive Officer or any Regional President may establish Advisory Boards or Regional Boards and committees thereof for any one or more of the Bank's regions, offices, or departments and make or authorize appointments to be made thereto. Appointees to such boards and committees need not be stockholders, directors or officers of the Bank, and they shall have and perform only such functions as may be assigned to them by, shall serve at the pleasure of, and shall be compensated by fees fixed by the Board, the Chairman of the Board, the President, the Chief Executive Officer or the Regional President making the appointment.

                                 ARTICLE III

                                 COMMITTEES OF THE BOARD

         Section 3.1  Executive Committee.

         a. There shall be an Executive Committee which shall be composed of at least five members elected by the Board from among its members at its first meeting following the annual meeting of stockholders to serve for the ensuing year and shall include the Chairman of the Board, the President, the Chief Executive Officer and the Chairman of the Executive Committee, all of which offices may be held by one person. The Chairman of the Board may appoint one or more directors as alternate members to serve in place of any absent members of the Executive Committee. Any vacancy in the Executive Committee shall be filled by the Board, but until its next regular Board meeting may be filled temporarily by the Chairman of the Board.

         b. The Executive Committee shall possess and exercise all of the powers of the Board except (i) when the latter is in session and (ii) as provided otherwise in the New York Banking Law.

         Section 3.2 Chairman of the Executive Committee. The Board shall appoint one of its members to be Chairman of the Executive Committee. The Chairman of the Board, the President or the Chief Executive Officer may at the same time be appointed Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee, and the Chairman of the Executive Committee shall, in the absence of the Chairman of the Board, the President and the Chief Executive Officer, preside at all meetings of stockholders and the Board.
The Chairman of the Executive Committee shall also perform such other duties and be vested with such other powers as may from time to time be conferred upon him or her by these By-Laws or as shall be assigned to him or her from time to time by the Board or the Chief Executive Officer.

         Section 3.3 Meetings of the Executive Committee. Meetings of the Executive Committee may be called by the Chairman of the Board, the Chairman of the Executive Committee, the President, the Chief Executive Officer or the Secretary and may be held at any place and at any time designated in the notice thereof. Each member of the Executive Committee shall be given notice stating the time and place of each such meeting, by telegram, telephone or similar electronic means or in person at least one day prior to such meeting, or by mail at least three days prior.

         Section 3.4 Examining Committee. The Board shall designate an Examining Committee, which shall hold office until the next annual meeting of the Board following the annual meeting of stockholders, consisting of not less than three of its members, other than officers of the Bank, and whose duty it shall be to make an examination at least once during each calendar year and within 15 months of the last such examination into the affairs of the Bank including the administration of fiduciary powers, or cause suitable examinations to be made by auditors responsible only to the Board and to report the result of such examination in writing to the Board. Such report shall state whether the Bank is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the Bank as shall be deemed advisable. The Committee shall at such time ascertain whether the Bank's fiduciary responsibilities have been administered in accordance with law and sound fiduciary principles.

         Section 3.5 Other Committees. The Board may appoint, from time to time, from its own members, committees of the Board of three or more persons, for such purposes and with such powers as the Board may determine.


                                 ARTICLE IV

                                 OFFICERS

         Section 4.1 Appointment of Officers. At its annual meeting following the annual meeting of stockholders, the Board shall appoint from among its members a Chairman of the Board, a President, a Chief Executive Officer and a Secretary. The Chairman of the Board or the President may also be appointed as the Chief Executive Officer. At such meeting, the Board shall also appoint one or more Vice Presidents, and may at such meeting or at other meetings of the Board appoint such other officers as it may determine from time to time. The Board may also authorize a committee of the Board to appoint such officers as are not required to be appointed by the Board at a meeting.

         Section 4.2 Duties of President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board and of stockholders and in the absence of the Chairman of the Executive Committee and the Chairman of the Board shall preside at all meetings of the Executive Committee. Except as may be otherwise provided by the By-Laws or the Board, the President shall be a member ex officio of all committees authorized by these By-Laws or the Board. The President shall have general executive powers, shall participate actively in all major policy decisions and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the Office of President or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or the Chief Executive Officer.

         Section 4.3 Duties of Chief Executive Officer. The Chief Executive Officer shall exercise general supervision over the policies and business affairs of the Bank and the carrying out of the policies adopted or approved by the Board. Except as otherwise provided by these By-Laws, the Chief Executive Officer shall have the power to determine the duties of the officers of the Bank and to employ and discharge officers and employees. Except as otherwise provided by the By-Laws or the Board, the Chief Executive Officer shall be a member ex officio of all committees authorized by these By-Laws or created by the Board. In the absence of the Chairman of the Board and the President, the Chief Executive Officer shall preside at all meetings of the Board and of stockholders.

         Section 4.4  Duties of Vice Presidents.  Each Vice
President shall have such titles, seniority, powers and duties as may be assigned by the Board, a committee of the Board, the President or the Chief Executive Officer.

         Section 4.5 Secretary. The Secretary shall be Secretary of the Board and of the Bank and shall keep accurate minutes of all meetings of stockholders and of the Board. The Secretary shall attend to the giving of all notices required to be given by these By-Laws; shall be custodian of the corporate seal, records, documents and papers of the Bank; shall provide for the keeping of proper records of all transactions of the Bank; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the office of Secretary or imposed by these By-Laws; and shall also perform such other duties as may be assigned from time to time by the Board, the president or the Chief Executive Officer.

         Section 4.6 Other Officers. The President or the Chief Executive Officer or his or her designee may appoint all officers whose appointment does not require approval by the Board or a committee of the Board and assign to them such titles as from time to time may appear to be required or desirable to transact the business of the Bank. Each such officer shall have such powers and duties as may be assigned by the Board, the president or the Chief Executive Officer.

         Section 4.7 Tenure of Office. The Chairman of the Board, the President, the Chief Executive Officer, the Chairman of the Executive Committee, the Secretary and the Vice Presidents shall hold office for the current year for which the Board was elected and until their successors have been appointed and qualified, unless they shall resign, become disqualified or be removed. All other officers shall hold office until their successors have been appointed and qualify, unless they shall resign, become disqualified or be removed. The Board shall have the power to remove the Chairman of the Board, the President, the Chief Executive Officer, the Chairman of the Executive Committee and the Secretary. The Board or the Chief Executive Officer or his or her designee shall have the power to remove all other officers and employees. Any vacancy occurring in the offices of Chairman of the Board, President or Chief Executive Officer shall be filled promptly by the Board.

         Section 4.8 Compensation. The Board shall by resolution determine from time to time the officers whose compensation will require approval by the Board or a committee of the Board. The Chief Executive Officer shall fix the compensation of all officers and employees whose compensation does not require approval by the Board or a committee of the Board.

         Section 4.9 Auditor. The Board or the Chief Executive Officer shall appoint an officer to fill the position of Auditor for the Bank and assign to such officer such title as is deemed appropriate. The Auditor shall perform all duties incident to the audit of all departments and offices and of all affairs of the Bank. The Auditor shall be responsible to the Chief Executive Officer. The Auditor may at any time report to the Board any matter concerning the affairs of the Bank that, in the Auditor's judgment, should be brought to its attention.

         Section 4.10 Regional Presidents. The Board may appoint one or more Regional Presidents. Each Regional President shall have such powers and duties as may be assigned by the Board or the Chief Executive Officer.


                                 ARTICLE V

                                 FIDUCIARY POWERS

         Section 5.10 Fiduciary Responsibility. The Board shall appoint an officer or officers or a committee or committees of this Bank whose duties shall be to manage, supervise and direct the fiduciary activities of the Bank as assigned by the Board. Such officer or committee shall do or cause to be done all things necessary or proper in carrying on the assigned activities in accordance with provisions of law and applicable regulations and shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The officer or committee shall be responsible for all assets and documents held by the Bank in connection with fiduciary matters assigned by the Board.

         Section 5.11 Fiduciary Files. Files shall be maintained containing all fiduciary records necessary to assure that fiduciary responsibilities have been properly undertaken and discharged.

         Section 5.12 Fiduciary Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and applicable law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Bank a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.


                          ARTICLE VI

                    STOCK AND STOCK CERTIFICATES

         Section 6.1 Transfers. Shares of the stock of the Bank shall be transferable on the books of the Bank, only by the person named in the certificate or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor. Every person becoming a stockholder by such transfer shall, in proportion to his or her shares, succeed to all rights of the prior holder of such shares.

         Section 6.2 Stock Certificates. The certificates of stock of the Bank shall be numbered and shall be entered in the books of the Bank as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President, the Chief Executive Officer or any Vice President and by the Secretary or an Assistant Secretary.

                            ARTICLE VII

                          CORPORATE SEAL

         Section 7.1 Corporate Seal. The Chairman of the Board, the President, the Chief Executive Officer, the Secretary or any Assistant Secretary, a Vice President or Assistant Vice President or other officer designated by the Board or the Chief Executive Officer or his or her designee shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. Such seal shall be substantially in the following form:

(impression)
(    of    )
(   seal   )


                             ARTICLE VIII

                        MISCELLANEOUS PROVISIONS

         Section 8.1 Fiscal Year. The fiscal year of the Bank shall be the calendar year.

         Section 8.2  Execution of Instruments.

         a. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Bank or in connection with the exercise of the fiduciary powers of the Bank, by the Chairman of the Board, the President, the Chief Executive Officer, the Secretary or any other officer or employee (other than the Auditor) designated by the Board or the Chief Executive Officer or his or her designee. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Bank in such other manner and by such other officers as the Board may from time to time direct. The provisions of this
Section 8.2 are supplementary to any other provision of these By-
Laws.

         b. When required, the Secretary or any officer or agent designated by the Board or the Chief Executive Officer or his designee shall countersign and certify all bonds or certificates issued by the Bank as trustee, transfer agent, registrar or depository. The Chief Executive Officer or any officer designated by the Board or the Chief Executive Officer or his or her designee shall have the power to accept in behalf of the Bank any guardianship, receivership, executorship or other special or general trust permitted by law. Each of the foregoing authorizations shall be at the pleasure of the Board, and each such authorization by the Chief Executive Officer or his or her designee also shall be at the pleasure of the Chief Executive Officer.

         Section 8.3 Records. The By-Laws and the proceedings of all meetings of the stockholders, the Board and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

         Section 8.4 Emergency Operations. In the event of war or warlike damage or disaster of sufficient severity to prevent the conduct and management of the affairs, business and property of the Bank by its directors and officers as contemplated by these By-Laws, any two or more available members of the then-incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs, business and property of the Bank. In the event of the unavailability at such time of a minimum of two members of the then-incumbent Executive Committee, any three available directors shall constitute the Executive Committee for the full conduct and management of the affairs, business and property of the Bank. This by-law shall be subject to implementation by resolutions of the Board passed from time to time for that purpose, and any provisions of these By-Laws (other than this section) and any resolutions which are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Bank to resume the conduct and management of its affairs, business and property under all of the other provisions of these By-Laws.

         Section 8.5  Indemnification.

         a. The Bank shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Bank, or, while a director or officer, serves or served, at the request of the Bank, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonjudicated disposition of any threatened or pending action or proceeding unless the Bank has given its prior consent to such settlement or other disposition.

         b. The Bank shall advance or promptly reimburse upon request any director or officer seeking indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance or the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled.

         c. This Section 8.5 shall be given retroactive effect, and the full benefits hereof shall be available in respect of any alleged or actual occurrences, acts or failures to act prior to the date of the adoption of this Section 8.5. The right to indemnification of advancement of expenses under this Section 8.5 shall be a contract right.

         Section 8.6 Amendments. These By-Laws may be added to, amended, altered or repealed at any regular meeting of the Board by a vote of a majority of the total number of the directors, or at any meeting or stockholders, duly called and held, by a majority of the stock represented at such meeting.

         I, __________________, CERTIFY that I am the duly appointed Secretary of Marine Midland Bank and, as such officer, have access to its official records and the foregoing By-Laws are the By-Laws of the Bank, and all of them are now lawfully in force and effect.

         IN TESTIMONY WHEREOF, I have hereunto affixed my official signature and the seal of the Bank, in New York, on _______________.


                                                       Secretary


[SEAL]

                                                    EXHIBIT T1A(vi)


Securities and Exchange Commission
Washington, D.C. 20549


Dear Sirs:

         Pursuant to Section 321(b) of the Trust Indenture Act of 1939 and subject to the qualifications and limitation of 321(b) and the other provisions of the Trust Indenture Act of 1939, the undersigned Marine Midland Bank consents that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Commission upon request therefor.

                                 Yours very truly,

                                 MARINE MIDLAND BANK

                                 By:
                                      Metin Caner
                                      Assistant Vice President

Attest:


    By:
           Eileen M. Hughes
           Corporate Trust Officer

                                                   EXHIBIT T1A(vii)


      REPORT OF CONDITION

Consolidated Report of Condition of
Marine Midland Bank of Buffalo, New
York and Foreign and Domestic Subsid-
iaries, a member of the Federal Re-
serve System, at the close of bus-
iness on December 31, 1993, pub-
lished in accordance with a call made
by the Federal Reserve Bank of this
District pursuant to the provisions of
the Federal Reserve Act.

       (Dollar Amounts in
           Thousands)

             ASSETS

Cash and balance due from
    depositary institutions:
Noninterest-bearing balances
    and currency and coin                             $1,071,645
Interest-bearing balances                              1,492,007
Securities                                             1,919,704
Federal funds sold and
    securities purchased under
    agreements to resell in
    domestic offices of the
    bank and of its Edge and
    Agreement subsidiaries, and
    in IBF's
    Federal funds sold                                   357,000
    Securities purchased
      under agreements to
      resell                                             593,002
Loans and lease financing
    receivables:
    Loans and leases, net of
      unearned income                       9,930,891

    LESS:  Allowance for loan
      and lease losses                        342,089
    LESS:  Allocated transfer
      risk reserve                                  0

Loans and lease, net of unearned
    income, allowance, and reserve                     9,588,802
Assets held in trading accounts                        1,615,072
Premises and fixed assets
    (including capitalized leases)                       193,194
Other real estate owned                                  142,240
Investments in unconsolidated
    subsidiaries and associated
    companies                                                  0
Customers' liability to this
    bank on acceptances outstanding                       15,007
Intangible assets                                         69,056
Other assets                                             428,500
                                                      ----------
Total assets                                          17,485,229

          LIABILITIES

Deposits:
    In domestic offices                               12,377,782
    Noninterest-bearing                     3,259,659
    Interest-bearing                        9,118,123
In foreign offices, Edge
    and Agreement Subsid-
    iaries, and IBF's                                  1,002,884
    Noninterest-bearing                             0
    Interest-bearing                        1,002,884
Federal funds purchased
    securities sold under
    agreements to repurchase
    in domestic offices of
    the bank and of its Edge
    and Agreement subsidiar-
    ies, and in IBF's
    Federal funds purchased                            1,115,269
    Securities sold under
      agreements to repurchase                           260,530
Demand notes issued to the U.S.
    Treasury                                             300,000
Other borrowed money                                     510,549
Mortgage indebtedness and
    obligations under capital-
    ized leases                                           41,852
Bank's liability on acceptances
    executed and outstanding                              17,591
Subordinated notes and
    debentures                                           225,000
Other liabilities                                        317,656
                                                      ----------
Total Liabilities                                     16,169,113

Limited-Life preferred
    stock and related surplus                                  0

         EQUITY CAPITAL

Perpetual preferred stock
    and related surplus                                        0
Common Stock                                             185,000
Surplus
1,182,745
Undivided profits and capital
    reserves                                            (51,629)

    LESS:  Net unrealized loss
      on marketable equity
      securities                                               0

Cumulative foreign currency
    translation adjustments                                    0
Total equity capital                                   1,316,116
                                                      ----------
Total
    Liabilities, limited-life
    preferred stock and equity
    capital                                           17,485,229

      I, Gerald A. Ronning, Executive Vice President and Controller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                               GERALD A. RONNING


      We the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                               James H. Cleave
                               Director

                               Bernard J. Kennedy
                               Director

                               Northrup R. Knox
                               Director